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                                                                     Exhibit 5.1


                               February 9, 2005


Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

                     Re:  Regeneron Pharmaceuticals, Inc.
                          Registration Statement on Form S-3

Ladies and Gentlemen:


            We have acted as special counsel to Regeneron Pharmaceuticals, Inc., a New York corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (File Nos. 333 - 121225), originally filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), by the Company with the Securities and Exchange Commission (the "Commission") on December 14, 2004 and Amendment No. 1 thereto as filed by the Company with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of the following securities with an aggregate initial public offering price of up to $200,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company: (i) senior, senior subordinated, subordinated and junior subordinated debt securities of the Company, in one or more series (the "Debt Securities"), which may be issued under an indenture (the "Indenture") to be executed by and between the Company and a trustee that will be appointed prior to the issuance of the Debt Securities (the "Trustee"); (ii) shares of preferred stock of the Company, par value $0.01 per share (the "Preferred Stock"), in one or more series; (iii) shares of common stock of the Company, par value $0.001 per share ("Common Stock"); and (iv) warrants of the Company to purchase any combination of Debt Securities, Common Stock or Preferred Stock as shall be designated by the Company at the time of offering (the "Warrants"), which may be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") to be entered into between the Company and warrant agent(s) to be named therein; and
(v) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Securities"). The Debt


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Regeneron Pharmaceuticals, Inc.
February 9, 2005
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Securities, the Preferred Stock, the Common Stock, the Warrants and the
Indeterminate Securities are collectively referred to herein as the "Offered Securities."


            This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement, as amended through the date hereof; (ii) the form of Indenture, filed as exhibit
4.6 to the Registration Statement; (iii) the Restated Certificate of Incorporation of the Company dated as of June 21, 1992, the Certificate of Amendment of the Certificate of Incorporation of the Company dated as of August 18, 1996 and the Certificate of Amendment of the Certificate of Incorporation of the Company dated as of December 27, 2001, each as certified by the Secretary of State of the State of New York (such Restated Certificate of Incorporation as so amended, the "Certificate of Incorporation"); (iv) the By-Laws of the Company, as amended to date and certified by the Secretary of the Company (the "By-Laws"); (v) a specimen certificate representing the Common Stock; and (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Offered Securities.

            We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Indenture will be executed and delivered in substantially the form reviewed by us. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.


            Our opinions set forth below are limited to those laws of the State of New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders


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Regeneron Pharmaceuticals, Inc.
February 9, 2005
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or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.


            Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            1. With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, or an authorized committee thereof, and the appropriate officers of the Company have taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of the Offered Common Stock in the form of the specimen certificate examined by us have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration per share for the Offered Common Stock, the shares of Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, shares of Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued, fully paid and nonassessable (except as provided in Section 630 of the New York Business Corporation Law, to the extent applicable), provided that the consideration therefor is not less than the par value thereof.

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Regeneron Pharmaceuticals, Inc.
February 9, 2005
Page 4


            2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, or an authorized committee thereof, and the appropriate officers of the Company have taken all necessary corporate action to authorize the issuance, and fix and determine the terms, of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Amendment to the Certificate of Incorporation for such Offered Preferred Stock in accordance with the applicable provisions of New York Business Corporation Law, in a form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) such Certificate of Amendment has been duly filed with the Secretary of State of the State of New York; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Amendment relating to such Offered Preferred Stock, and the By-Laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in a form required under New York corporate law representing the shares of the Offered Preferred Stock have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the shares of Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, shares of Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued, fully paid and nonassessable (except as provided in Section 630 of the New York Business Corporation Law, to the extent applicable), provided that the consideration therefor is not less than the par value thereof.


            3. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet


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Regeneron Pharmaceuticals, Inc.
February 9, 2005
Page 5



with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture has been duly authorized, executed and delivered by the Trustee, as qualified to act under the Trust Indenture Act of 1939; (v) the Indenture has been duly executed and delivered by the Company; (vi) the Board of Directors of the Company, or an authorized committee thereof, and the appropriate officers of the Company have taken all necessary corporate action to authorize the issuance, and fix and determine the terms, of the Offered Debt Securities and related matters;
(vii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Trustee; and (viii) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, shares of Preferred Stock or Warrants), when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.



            4. With respect to any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii)



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Regeneron Pharmaceuticals, Inc.
February 9, 2005
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an appropriate prospectus supplement or term sheet with respect to the Offered
Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, or an authorized committee thereof, and the appropriate officers of the Company have taken all necessary corporate action to authorize the issuance, and fix and determine the terms, of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company by the Company; (vi) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.


            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

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Regeneron Pharmaceuticals, Inc.
February 9, 2005
Page 7


                                        Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP